                                 AMENDMENT TO
                        INVESTMENT ADVISORY AGREEMENT

      WHEREAS,  Oppenheimer Quest For Value Funds (hereinafter  referred to as the "Trust"),  and OppenheimerFunds,  Inc. (hereinafter referred to as "OFI"), are  party  to an  Investment  Advisory  Agreement  dated  May 27,  1997  (the
"Agreement") and amended on October 22, 1997;

      WHEREAS,  Oppenheimer Quest  Opportunity  Value Fund,  Oppenheimer Quest
Balanced Value Fund and  Oppenheimer  Small Cap Value Fund (each a "Fund") are series of the Trust;

      WHEREAS,  on February 11, 2002 the Trust's Board of Trustees  approved a modified  annual  management  fee rate for each  Fund to become  effective  on
March 1, 2002; and

      WHEREAS,  the Trust and OFI desire to amend the Agreement to reflect the foregoing management fee change;

      NOW THEREFORE, the Trust and OFI agree as follows:

      1.  Schedule A of the  Agreement  is replaced in its  entirety  with the
Schedule A attached hereto.

      2. Except for the  foregoing,  no other  provision  of the  Agreement is modified or amended and the  Agreement,  as amended  hereby,  shall  remain in full force and effect.

Date: March 1, 2002

                              Oppenheimer Quest For Value Funds

                              By: _______________________________________
                                    Robert G. Zack, Secretary

                              OppenheimerFunds, Inc.

                              By: _______________________________________
                                    Robert G. Zack, Senior Vice President

advisory\236.ame

                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                      Oppenheimer Quest For Value Funds
                                     and
                            OppenheimerFunds, Inc.

------------------------------ ----------------------------------

       Name of Series            Annual Fee as a Percentage of
                                    Daily Total Net Assets
============================== ==================================
------------------------------ ----------------------------------

Quest Balanced Fund            0.85% of first $5 billion of net
                               assets
                               0.75% of next $1 billion of net
                               assets
                               0.65% of next  $1 billion of net
                               assets
                               0.60% of net assets over $7
                               billion

------------------------------ ----------------------------------
------------------------------ ----------------------------------

Small Cap Value Fund           0.85% of first $400 million of
                               net assets
                               0.75% of next $400 million of
                               net assets
                               0.60% of net assets over $800
                               million
------------------------------ ----------------------------------
------------------------------ ----------------------------------

Quest Opportunity Value Fund   1.00% of first $400 million of
                               net assets
                               0.90% of next $400 million of
                               net assets
                               0.85% of next $2.2 billion of
                               net assets
                               0.75% of next $1 billion of net
                               assets
                               0.65% of net assets over $4
                               billion

------------------------------ ----------------------------------